Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-220908) of Switch, Inc. of our report dated April 2, 2018 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
April 2, 2018